Exhibit 32.2

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


The undersigned hereby certifies in her capacity as Chief Financial Officer of Belport Capital Fund LLC (the Fund), that based on her knowledge:

(a) the Quarterly Report of the Fund on Form 10-Q for the quarter ended March 31, 2004 (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.


Date:  May 10, 2004







                                        /s/ Michelle A. Alexander
                                        -------------------------
                                        Michelle A. Alexander
                                        Chief Financial Officer